Exhibit 99.2

F i n a l A m e n d m e n t Te r m s M a y 2 0 2 0

Proposed Terms of Amendment To Term Loan Credit Agreement Final Business Terms M inimum Liquidity Test level reduced to $125mm through November 2020 Returns to $150mm thereafter Definition amended to include all balance sheet cash globally Maximum Net Leverage Ratio Waived for Q1 FY20 – Q3 FY21 (the “Covenant Relief Period”) Returns to 1.50x Q4 FY21 and thereafter Minimum EBITDA Covenant Tested beginning Q1 FY21: Minimum Q1 FY21 EBITDA: ($75mm) Minimum cumulative Q1 FY21 – Q2 FY21 EBITDA: ($65mm) Minimum cumulative Q1 FY21 – Q3 FY21 EBITDA: ($30mm) Covenant only applies during the Covenant Relief Period Maximum Capex Covenant FY2020: $10mm FY2021: $20mm FY2022 and thereafter: $25mm Economics for Lenders 100bps fee, paid upfront to all lenders 50bps interest rate increase $15mm pro rata paydown Quarterly amortization increases to $8mm in Q3 FY20 and increases to $10mm beginning Q4 FY20 Other Call protection waived on future paydowns other than in a change of control or refinancing Call protection waived for 90 day window after amendment effective date to close a refinancing Thereafter, call protection on a change of control or refinancing only of 102 for next 12 months, 101 for following 12 months Modifications to certain negative covenants to be agreed Increase stock pledge of first tier foreign subsidiaries (Fossil East Limited, Fossil Gibraltar Ltd., Swiss Tech Holding Gmbh, and Fossil Europe BV) from 65% to 100% A